Exhibit 99.1

The name, business address, present principal occupation or employment and the name, principal business address of any corporation or other organization in which such employment is conducted, of each of (i) the members of the board of directors and executive officers of Cinergy Ventures II, LLC, (ii) the members of the board of directors and executive officers of Cinergy Technologies, Inc., and (iii) the members of the board of directors and executive officers of Cinergy Corp. are set forth below.  Unless otherwise indicated, the business address of each of the directors or executive officers is that of Cinergy Corp. at 139 E. Fourth Street, Cincinnati, OH 45202.  Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to the individual’s occupation at Cinergy Corp.

(i) Cinergy Ventures II, LLC

Name	Capacity in Which Serves at Ventures	Principal Occupation
Michael J. Cyrus	Executive Vice President	Executive Vice President and Chief Executive Officer of the Regulated Business Unit
R. Foster Duncan	Executive Vice President	Executive Vice President and Chief Executive Officer of the Commercial Business Unit
Lynn J. Good	Vice President and Comptroller	Vice President and Controller
William J. Grealis	President	Executive Vice President
Julia S. Janson	Secretary and Chief Compliance Officer	Secretary and Chief Compliance Officer
Marc E. Manly	Executive Vice President and Chief Legal Officer	Executive Vice President, Chief Legal Officer and Assistant Secretary
Theodore R. Murphy II	Senior Vice President and Chief Risk Officer	Senior Vice President and Chief Risk Officer
Frederick J. Newton III	Executive Vice President and Chief Administrative Officer	Executive Vice President and Chief Administrative Officer
Ronald R. Reising	Vice President and Chief Procurement Officer	Vice President and Chief Procurement Officer
James L. Turner	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer

(ii) Cinergy Technologies, Inc.

Name	Capacity in Which Serves at Technologies	Principal Occupation
William J. Grealis	Director and President	Executive Vice President
James E. Rogers	Director	President, Chief Executive Officer and Chairman
James L. Turner	Director and Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer
Michael J. Cyrus	Executive Vice President	Executive Vice President and Chief Executive Officer of the Regulated Business Unit
R. Foster Duncan	Executive Vice President	Executive Vice President and Chief Executive Officer of the Commercial Business Unit
Lynn J. Good	Vice President and Comptroller	Vice President and Controller

Julia S. Janson	Secretary and Chief Compliance Officer	Secretary and Chief Compliance Officer
Marc E. Manly	Executive Vice President and Chief Legal Officer	Executive Vice President, Chief Legal Officer and Assistant Secretary
Theodore R. Murphy II	Senior Vice President and Chief Risk Officer	Senior Vice President and Chief Risk Officer
Frederick J. Newton III	Executive Vice President and Chief Administrative Officer	Executive Vice President and Chief Administrative Officer
Ronald R. Reising	Vice President and Chief Procurement Officer	Vice President and Chief Procurement Officer

(iii) Cinergy Corp.

Name	Capacity in Which Serves at Cinergy	Business Address	Principal Occupation
James E. Rogers	Director	139 E. Fourth St. Cincinnati, OH 45202	President, Chief Executive Officer and Chairman of the Board of Cinergy Corp.
Michael G. Browning	Director	Browning Investments, Inc. 251 N. Illinois Indianapolis, IN	Chairman and President of Browning Investments, Inc.
Phillip R. Cox	Director	Cox Financial Corp. 105 E. 4th Street Cincinnati, OH	President and Chief Executive Officer of Cox Financial Corporation
George C. Juilfs	Director	SENCORP 1 Riverfront Pl. #1000 Newport, KY	Chairman and Chief Executive Officer of SENCORP
Thomas E. Petry	Director	The Union Central Life Insurance Company	Director of The Union Central Life Insurance Company
Mary L. Schapiro	Director	NASD Regulation, Inc. 1735 K Street, N.W. Washington, D.C.	Vice Chairman of NASD and President of Regulatory Policy and Oversight
John J. Schiff, Jr.	Director	Cincinnati Financial Corporation 6200 South Gilmore Rd. Fairfield, OH	Chairman, President and Chief Executive Officer of Cincinnati Financial Corporation and The Cincinnati Insurance Company
Philip R. Sharp	Director	John F. Kennedy School of Government Harvard University Cambridge, MA	Senior Research Fellow at Harvard University’s John F. Kennedy School of Government
Dudley S. Taft	Director	Taft Broadcasting Company 312 Walnut Street Cincinnati, OH	President and Chief Executive Officer of Taft Broadcasting Company
Michael J. Cyrus		139 E. Fourth St. Cincinnati, OH 45202	Executive Vice President and Chief Executive Officer of the Regulated Business Unit

R. Foster Duncan	139 E. Fourth St. Cincinnati, OH 45202	Executive Vice President and Chief Executive Officer of the Commercial Business Unit
Gregory C. Ficke	139 E. Fourth St. Cincinnati, OH 45202	President, The Cincinnati Gas & Electric Company
Lynn J. Good	139 E. Fourth St. Cincinnati, OH 45202	Vice President and Controller
William J. Grealis	139 E. Fourth St. Cincinnati, OH 45202	Executive Vice President
Julia S. Janson	139 E. Fourth St. Cincinnati, OH 45202	Secretary and Chief Compliance Officer
Marc E. Manly	139 E. Fourth St. Cincinnati, OH 45202	Executive Vice President, Chief Legal Officer and Assistant Secretary
Theodore R. Murphy II	139 E. Fourth St. Cincinnati, OH 45202	Senior Vice President and Chief Risk Officer
Frederick J. Newton III	139 E. Fourth St. Cincinnati, OH 45202	Executive Vice President and Chief Administrative Officer
Kay E. Pashos	139 E. Fourth St. Cincinnati, OH 45202	President, PSI Energy, Inc.
Ronald R. Reising	139 E. Fourth St. Cincinnati, OH 45202	Vice President and Chief Procurement Officer
James L. Turner	139 E. Fourth St. Cincinnati, OH 45202	Executive Vice President and Chief Financial Officer

Item 2(d): To the knowledge of Ventures, none of Ventures, Technologies or Cinergy, or any of the individuals identified in this Schedule I has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Item 2(e): To the knowledge of Ventures, none of Ventures, Technologies or Cinergy, or any of the individuals identified in this Schedule I has, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 2(f): Each of the individuals identified in this Schedule I is a citizen of the United States of America.